Clearway Energy, Inc. Reports Full Year 2023 Financial Results

•Committed to approximately $215 million of new long-term corporate capital investments in 2023
•Signed contracts in last twelve months ensuring that 42% of the Resource Adequacy for Marsh Landing, Walnut Creek and El Segundo is contracted in 2027, with nearly 100% contracted through 2026
•Reaffirming 2024 financial guidance
•Increased the quarterly dividend by 1.7% to $0.4033 per share in the first quarter of 2024, or $1.61 per share annualized
•Continue to target annual dividend per share growth in the upper range of 5% to 8% through 2026

PRINCETON, NJ — February 22, 2024— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported full year 2023 financial results, including Net Loss of $14 million, Adjusted EBITDA of $1,058 million, Cash from Operating Activities of $702 million, and Cash Available for Distribution (CAFD) of $342 million.

"While 2023 financial results were impacted by weaker wind performance throughout the year, the long-term outlook for Clearway remains positive. In 2023, the Company committed to approximately $215 million of new long-term corporate capital investments and signed new Resource Adequacy contracts at Marsh Landing and El Segundo further enhancing visibility into long-term growth,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “Clearway continues to be on track to deliver at the upper range of its dividend growth target through 2026 without external capital.”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/23	12/31/22	12/31/23	12/31/22
Conventional	10	40	109	161
Renewables	(124)	(84)	(12)	(58)
Thermal	—	—	—	17
Corporate	41	(10)	(111)	940
Net Income/(Loss)	$(73)	$(54)	$(14)	$1,060

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/23	12/31/22	12/31/23	12/31/22
Conventional	65	89	301	366
Renewables	142	127	787	802
Thermal	—	0	—	23
Corporate	(6)	(4)	(30)	(31)
Adjusted EBITDA	$201	$212	$1,058	$1,160

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Twelve Months Ended
($ millions)	12/31/23	12/31/22	12/31/23	12/31/22
Cash from Operating Activities	$206	$180	$702	$787
Cash Available for Distribution (CAFD)	$53	$(2)	$342	$326

For the fourth quarter of 2023, the Company reported Net Loss of $73 million, Adjusted EBITDA of $201 million, Cash from Operating Activities of $206 million, and CAFD of $53 million. Net Loss increased versus 2022 primarily due to additional interest expense associated with growth investments. Adjusted EBITDA for the fourth quarter of 2023 was lower than in 2022 due to the expiration of certain tolling agreements in the Conventional fleet, partially offset by the contribution from growth investments. CAFD results in the fourth quarter of 2023 were higher than 2022 primarily due to lower debt service in the Conventional fleet coinciding with the expiration of the tolling agreements.

For the full year 2023, the Company reported Net Loss of $14 million, Adjusted EBITDA of $1,058 million, Cash from Operating Activities of $702 million, and CAFD of $342 million. Net Income decreased versus 2022 primarily due to the one-time gain from the sale of the Thermal Business. Adjusted EBITDA results were lower than 2022 primarily due to the expiration of certain tolling agreements in the Conventional fleet, the divestiture of the Thermal Business, and lower renewable production, partially offset by the contribution of growth investments. CAFD results were higher than 2022 despite lower renewable production, primarily due to lower debt service in the Conventional fleet, partially offset by the disposition of the Thermal Business.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended		Twelve Months Ended
	12/31/23	12/31/22	12/31/23	12/31/22
Conventional Equivalent Availability Factor	98.0%	91.2%	90.2%	92.2%
Solar MWh generated/sold	1,193	920	5,425	4,991
Wind MWh generated/sold	2,152	2,312	9,414	9,343
Renewables MWh generated/sold[2]	3,345	3,232	14,839	14,334

In the fourth quarter of 2023, availability at the Conventional segment was higher than the fourth quarter of 2022 primarily from lower availability at the Walnut Creek and El Segundo Energy Center facilities in 2022. Generation in the Renewables segment during the fourth quarter of 2023 was 3% higher than the fourth quarter of 2022 primarily due to the contribution of growth investments, partially offset by lower resource across the fleet.

1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	12/31/2023	12/31/2022
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$410	$536
Subsidiaries	125	121
Restricted Cash:
Operating accounts	176	109
Reserves, including debt service, distributions, performance obligations and other reserves	340	230
Total Cash	$1,051	$996
Revolving credit facility availability	454	370
Total Liquidity	$1,505	$1,366

Total liquidity as of December 31, 2023 was $1,505 million, which was $139 million higher than the same period ended December 31, 2022, primarily due to the refinancing of the revolving credit facility which increased its total capacity to $700 million from $495 million and additional project level restricted cash associated with growth investments, partially offset by the execution of growth investments.

As of December 31, 2023, the Company's liquidity included $516 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of December 31, 2023, these restricted funds were comprised of $176 million designated to fund operating expenses, approximately $178 million designated for current debt service payments, and $85 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $77 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments

Texas Solar Nova 1

On December 28, 2023, the Company, through an indirect subsidiary, acquired an ownership interest in Texas Solar Nova 1, a 252 MW operational solar project that is located in Kent County, Texas for cash consideration of $23 million. The project is underpinned by power purchase agreements with creditworthy counterparties with a weighted average contract duration of approximately 18 years.

Quarterly Dividend

On February 14, 2024, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.4033 per share payable on March 15, 2024, to stockholders of record as of March 1, 2024.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource throughout the year. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from conventional assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Renewable energy resource throughout the year

•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance and Pro Forma CAFD Outlook

The Company is reaffirming its 2024 full year CAFD guidance of $395 million. The Company's 2024 financial guidance factors in the contribution of committed growth investments based on current expected closing timelines and estimates for merchant energy gross margin at the conventional fleet. 2024 CAFD guidance does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2024. Financial guidance is based on median renewable energy production estimates for the full year.

Earnings Conference Call

On February 22, 2024, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with approximately 6,000 net MW of installed wind, solar and energy storage projects. The Company's approximately 8,500 net MW of assets also include approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the Company’s dividend expectations and its operations, its facilities and its financial results, the anticipated consummation of the transactions described above, the anticipated benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Clearway Energy Group and its owners, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, risks relating to the Company's relationships with its sponsors, the Company’s ability to successfully identify, evaluate, consummate or implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power production industry and power generation operations, weather conditions, including wind and solar conditions, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into contracts to sell power and procure fuel on acceptable terms and prices, government regulation, including compliance with regulatory requirements and changes in law, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, February 22, 2024, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
(In millions, except per share amounts)	2023	2022	2021
Operating Revenues
Total operating revenues	$1,314	$1,190	$1,286
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	473	435	451
Depreciation, amortization and accretion	526	512	509
Impairment losses	12	16	6
General and administrative	36	40	40
Transaction and integration costs	4	7	7
Development costs	—	2	6
Total operating costs and expenses	1,051	1,012	1,019
Gain on sale of business	—	1,292	—
Operating Income	263	1,470	267
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	12	29	32
Other income, net	52	17	3
Loss on debt extinguishment	(6)	(2)	(53)
Interest expense	(337)	(232)	(312)
Total other expense, net	(279)	(188)	(330)
(Loss) Income Before Income Taxes	(16)	1,282	(63)
Income tax (benefit) expense	(2)	222	12
Net (Loss) Income	(14)	1,060	(75)
Less: Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(93)	478	(126)
Net Income Attributable to Clearway Energy, Inc.	$79	$582	$51
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	82	82	82
Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.67	$4.99	$0.44
Dividends Per Class A Common Share	$1.54	$1.43	$1.33
Dividends Per Class C Common Share	$1.54	$1.43	$1.33

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (

	Year ended December 31,
(In millions)	2023	2022	2021
Net (Loss) Income	$(14)	$1,060	$(75)
Other Comprehensive (Loss) Income, net of tax
Unrealized (loss) gain on derivatives and changes in accumulated OCI/OCL, net of income tax (benefit) expense of $(1), $5 and $(3)	(6)	28	19
Other comprehensive (loss) income	(6)	28	19
Comprehensive (Loss) Income	(20)	1,088	(56)
Less: Comprehensive (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(97)	495	(115)
Comprehensive Income Attributable to Clearway Energy, Inc.	$77	$593	$59

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	December 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$535	$657
Restricted cash	516	339
Accounts receivable — trade	171	153
Inventory	55	47
Derivative instruments	41	26
Note receivable — affiliate	174	—
Prepayments and other current assets	68	54
Total current assets	1,560	1,276
Property, plant and equipment, net	9,526	7,421
Other Assets
Equity investments in affiliates	360	364
Intangible assets for power purchase agreements, net	2,303	2,488
Other intangible assets, net	71	77
Derivative instruments	82	63
Right-of-use assets, net	597	527
Other non-current assets	202	96
Total other assets	3,615	3,615
Total Assets	$14,701	$12,312
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$558	$322
Accounts payable — trade	130	55
Accounts payable — affiliates	31	22
Derivative instruments	51	50
Accrued interest expense	57	54
Accrued expenses and other current liabilities	79	114
Total current liabilities	906	617
Other Liabilities
Long-term debt	7,479	6,491
Deferred income taxes	127	119
Derivative instruments	281	303
Long-term lease liabilities	627	548
Other non-current liabilities	286	201
Total other liabilities	8,800	7,662
Total Liabilities	9,706	8,279
Redeemable noncontrolling interest in subsidiaries	1	7
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 202,080,794 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,391,441, Class D 42,336,750) at December 31, 2023 and 201,972,813 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,283,460, Class D 42,336,750) at December 31, 2022	1	1
Additional paid-in capital	1,732	1,761
Retained earnings	361	463
Accumulated other comprehensive income	7	9
Noncontrolling interest	2,893	1,792
Total Stockholders’ Equity	4,994	4,026
Total Liabilities and Stockholders’ Equity	$14,701	$12,312

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2023	2022	2021
Cash Flows from Operating Activities	(In millions)
Net (loss) income	$(14)	$1,060	$(75)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(12)	(29)	(32)
Distributions from unconsolidated affiliates	30	37	38
Depreciation, amortization and accretion	526	512	509
Amortization of financing costs and debt discounts	13	14	14
Amortization of intangibles	185	172	146
Loss on debt extinguishment	6	2	53
Reduction in carrying amount of right-of-use assets	15	14	11
Gain on sale of business	—	(1,292)	—
Impairment losses	12	16	6
Change in deferred income taxes	13	194	12
Changes in derivative instruments and amortization of accumulated OCI/OCL	(2)	69	28
Cash (used in) provided by changes in other working capital
Changes in prepaid and accrued liabilities for tolling agreements	(32)	10	5
Changes in other working capital	(38)	8	(14)
Net Cash Provided by Operating Activities	702	787	701
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	—	—	(533)
Acquisition of Drop Down Assets, net of cash acquired	(45)	(71)	(229)
Acquisition of Capistrano Wind Portfolio, net of cash acquired	—	(223)	—
Capital expenditures	(212)	(112)	(151)
Payment for equipment deposit	(27)	—	—
Payment for equipment deposit and asset purchase from affiliate	(55)	—	(21)
Return of investments from unconsolidated affiliates	14	13	47
Increase in note receivable — affiliate	(174)	—	—
Investments in unconsolidated affiliates	(28)	—	—
Proceeds from sale of business	—	1,457	—
Other	4	1	22
Net Cash (Used in) Provided by Investing Activities	(523)	1,065	(865)
Cash Flows from Financing Activities
Contributions from noncontrolling interests, net of distributions	1,028	60	967
Payments of dividends and distributions	(311)	(289)	(268)
Distributions to CEG of escrowed amounts	—	(64)	—
Tax-related distributions	(21)	(8)	—
Buyout of noncontrolling interest and redeemable noncontrolling interest	(13)	—	—
Proceeds from the revolving credit facility	—	80	622
Payments for the revolving credit facility	—	(325)	(377)
Proceeds from issuance of long-term debt	563	244	1,728
Payments of debt issuance costs	(18)	(4)	(20)
Payments for long-term debt	(1,349)	(1,198)	(2,292)
Other	(3)	(6)	7
Net Cash (Used in) Provided by Financing Activities	(124)	(1,510)	367
Reclassification of Cash to Assets Held-for-Sale	—	—	(14)
Net Increase in Cash, Cash Equivalents and Restricted Cash	55	342	189
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	996	654	465
Cash, Cash Equivalents and Restricted Cash at End of Period	$1,051	$996	$654

Supplemental Disclosures:
Interest paid, net of amount capitalized	$(304)	$(317)	$(337)
Income taxes paid	(31)	(9)	—
Non-cash investing and financing activities:
Non-cash adjustment for change in tax basis	4	(1)	(7)
Non-cash (distributions to), contributions from noncontrolling interests	(7)	(4)	31

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(In millions)	Preferred Stock		Common Stock	Additional Paid-In Capital	(Accumulated Deficit) Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Non-controlling Interest	Total Stockholders’ Equity
Balances at December 31, 2020	$—		$1	$1,922	$(84)	$(14)	$890	$2,715
Net income (loss)	—		—	—	51	—	(130)	(79)
Unrealized gain on derivatives and changes in accumulated OCL, net of tax	—		—	—	—	8	11	19
Contributions from CEG, net of distributions, non-cash	—		—	—	—	—	31	31
Contributions from CEG, net of distributions, cash	—		—	—	—	—	296	296
Contributions from noncontrolling interests, net of distributions, cash	—		—	—	—	—	676	676
Lighthouse Partnership Yield Protection Agreement Amendment	—		—	15	—	—	—	15
Agua Caliente Acquisition	—		—	—	—	—	273	273
Transfer of assets under common control	—		—	94	—	—	(468)	(374)
Stock-based compensation	—		—	3	—	—	—	3
Non-cash adjustment for change in tax basis	—		—	(7)	—	—	—	(7)
Common stock dividends and distributions to CEG	—		—	(155)	—	—	(113)	(268)
Balances at December 31, 2021	—		1	1,872	(33)	(6)	1,466	3,300
Net income	—		—	—	582	—	467	1,049
Unrealized gain on derivatives and changes in accumulated OCL, net of tax	—		—	—	—	11	17	28
Distributions to CEG, net of contributions, non-cash	—		—	—	—	—	(4)	(4)
Contributions from CEG, net of distributions, cash	—		—	—	—	—	16	16
Contributions from noncontrolling interests, net of distributions, cash	—		—	—	—	—	51	51
Transfer of assets under common control	—		—	(29)	—	—	(29)	(58)
Capistrano Wind Portfolio Acquisition	—		—	—	—	4	7	11
Kawailoa Sale to Clearway Renew	—		—	—	—	—	(69)	(69)
Tax-related distributions	—		—	—	—	—	(8)	(8)
Non-cash adjustments for change in tax basis	—		—	(1)	—	—	—	(1)
Stock-based compensation	—		—	1	(1)	—	—	—
Common stock dividends and distributions to CEG unit holders	—		—	(82)	(85)	—	(122)	(289)
Balances at December 31, 2022	—		1	1,761	463	9	1,792	4,026
Net income (loss)	—		—	—	79	—	(110)	(31)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—		—	—	—	(2)	(4)	(6)
Distributions to CEG, net of contributions, cash	—		—	—	—	—	(78)	(78)
Contributions from noncontrolling interests, net of distributions, cash	—		—	—	—	—	1,123	1,123
Distributions to noncontrolling interests, non-cash	—		—	—	—	—	(7)	(7)
Tax-related distributions	—		—	—	—	—	(21)	(21)
Transfer of assets under common control	—		—	(62)	—	—	348	286
Buyout of noncontrolling interest	—		—	16	—	—	(26)	(10)
Buyout of redeemable noncontrolling interest	—		—	10	—	—	7	17
Non-cash adjustments for change in tax basis	—		—	4	—	—	—	4
Stock-based compensation	—		—	3	(1)	—	—	2
Common stock dividends and distributions to CEG unit holders	—		—	—	(180)	—	(131)	(311)
Balances at December 31, 2023	$—	$—	$1	$1,732	$361	$7	$2,893	$4,994

Appendix Table A-1: Three Months Ended December 31, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$10	$(124)	$—	$41	$(73)
Plus:
Income Tax Benefit	—	(2)	—	(67)	(69)
Interest Expense, net	7	90	—	18	115
Depreciation, Amortization, and ARO	31	106	—	—	137
Contract Amortization	5	41	—	—	46
Impairment Losses	—	12	—	—	12
Loss on Debt Extinguishment	—	6	—	—	6
Mark to Market (MtM) Losses on economic hedges	6	—	—	—	6
Transaction and Integration Costs	—	—	—	1	1
Other non-recurring	2	3	—	—	5
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	10	—	—	14
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$65	$142	$—	$(6)	$201

Appendix Table A-2: Three Months Ended December 31, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$40	$(84)	$—	$(10)	$(54)
Plus:
Income Tax (Benefit)/Expense	—	2	—	(17)	(15)
Interest Expense, net	10	51	—	20	81
Depreciation, Amortization, and ARO	32	101	—	—	133
Contract Amortization	6	44	—	—	50
Impairment Losses and Impairment on Equity Investment	—	16	—	—	16
Mark to Market (MtM) Gains on economic hedges	—	(13)	—	—	(13)
Transaction and Integration Costs	—	—	—	2	2
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	1	10	—	—	11
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$89	$127	$—	$(4)	$212

Appendix Table A-3: Twelve Months Ended December 31, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$109	$(12)	$—	$(111)	$(14)
Plus:
Income Tax Benefit	—	(2)	—	—	(2)
Interest Expense, net	31	181	—	73	285
Depreciation, Amortization, and ARO	129	397	—	—	526
Contract Amortization	21	166	—	—	187
Impairment Losses	—	12	—	—	12
Loss on Debt Extinguishment	—	6	—	—	6
Mark to Market (MtM) Losses/(Gains) on economic hedges	3	(24)	—	—	(21)
Transaction and Integration Costs	—	—	—	4	4
Other Non-recurring Items	(5)	8	—	—	3
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	13	55	—	—	68
Non-Cash Equity Compensation	—	—	—	4	4
Adjusted EBITDA	$301	$787	$—	$(30)	$1,058

Appendix Table A-4: Twelve Months Ended December 31, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$161	$(58)	$17	$940	$1,060
Plus:
Income Tax Expense	—	2	—	220	222
Interest Expense, net	39	83	6	90	218
Depreciation, Amortization, and ARO	131	381	—	—	512
Contract Amortization	24	151	—	—	175
Impairment Losses and Impairment on Equity Investment	—	16	—	—	16
Loss on Debt Extinguishment	—	2	—	—	2
Mark to Market (MtM) Losses on economic hedges	—	182	—	—	182
Transaction and Integration Costs	—	—	—	7	7
Other Non-recurring Items[3]	1	1	—	(1,291)	(1,289)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	10	42	—	—	52
Non-Cash Equity Compensation	—	—	—	3	3
Adjusted EBITDA	$366	$802	$23	$(31)	$1,160

3 Primarily one-time gain due to the sale of the Thermal Business on May 1, 2022

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Twelve Months Ended
($ in millions)	12/31/23	12/31/22	12/31/23	12/31/22
Adjusted EBITDA	$201	$212	$1,058	$1,160
Cash interest paid	(67)	(63)	(304)	(317)
Changes in prepaid and accrued liabilities for tolling agreements	(9)	(14)	(32)	10
Adjustments to reflect sale-type leases and payments for lease expenses	3	1	8	5
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(13)	(11)	(77)	(80)
Distributions from unconsolidated affiliates	13	12	30	37
Changes in working capital and other	78	43	19	(28)
Cash from Operating Activities	206	180	702	787
Changes in working capital and other	(78)	(43)	(19)	28
Development expenses[4]	—	—	—	2
Return of investment from unconsolidated affiliates	—	1	14	13
Net contributions (to)/from non-controlling interest[5]	(4)	(18)	(32)	(50)
Maintenance capital expenditures	—	(9)	(22)	(25)
Principal amortization of indebtedness[6]	(72)	(113)	(302)	(434)
Cash Available for Distribution before Adjustments	$52	$(2)	$341	$321
2023 Impact of drop down from timing of construction debt service; 2022 Net Impact of Capistrano from timing of project debt service	1	—	1	5
Cash Available for Distribution[7]	$53	$(2)	$342	$326

4 Primarily relates to Thermal Development Expenses
5 2023 excludes $1,025 million of contributions related to the funding of Rosamond Central Battery Storage, Waiawa, Daggett, Victory Pass, Arica and Texas Solar Nova 1; 2022 excludes $118 million of contributions related to the funding of Mesquite Sky, Black Rock, Mililani, and Waiawa, and $2 million of distributions related to release of inverter reserves at Agua Caliente
6 2023 excludes $1,024 million for the repayment of construction loans in connection with Waiawa, Daggett, Cedro Hill, Victory Pass, Arica and Texas Solar Nova 1, and $24 million for the repayment of balloon at Walnut Creek Holdings; 2022 excludes $660 million for the repayment of the Bridge Loan Facility and revolver payments, $186 million for the refinancing of Tapestry Wind, Laredo Ridge, and Viento, $130 million for the repayment of El Segundo project level debt, and $113 million for the repayment of bridge loans in connection with Mililani and Waiawa
7 Excludes income tax payments related to Thermal sale

Appendix Table A-6: Twelve Months Ended December 31, 2023, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2023:

Twelve Months Ended
($ in millions)	12/31/23
Sources:
Contributions from noncontrolling interests, net of distributions	1,028
Net Cash Provided by Operating Activities	702
Proceeds from issuance of long-term debt	563
Return of investments from unconsolidated affiliates	14

Uses:
Payments for long-term debt	(1,349)
Payments of dividends and distributions	(311)
Capital expenditures	(212)
Increase in note receivable — affiliate	(174)
Payment for equipment deposit and asset purchase from affiliate	(55)
Acquisition of Drop Down Assets, net of cash acquired	(45)
Payment for equipment deposit	(27)
Other net cash outflows	(79)

Change in total cash, cash equivalents, and restricted cash	$55

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2024 Full Year Guidance
Net Income	90
Income Tax Expense	20
Interest Expense, net	330
Depreciation, Amortization, and ARO Expense	680
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	50
Non-Cash Equity Compensation	5
Adjusted EBITDA	1,175
Cash interest paid	(310)
Changes in prepaid and accrued liabilities for tolling agreements	(5)
Adjustments to reflect sale-type leases and payments for lease expenses	10
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(85)
Cash distributions from unconsolidated affiliates[8]	45
Cash from Operating Activities	830
Net distributions to non-controlling interest[9]	(100)
Maintenance capital expenditures	(40)
Principal amortization of indebtedness[10]	(295)
Cash Available for Distribution	395

8 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
9 Includes tax equity proceeds and distributions to tax equity partners
10 2024 excludes maturities assumed to be refinanced

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of December 31, 2023 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.